January 16, 2006

Ori Kalechman, Esq.
c/o Ori Rosen & Co. Law Offices
1 Azrieli Center (Round Tower)
Tel Aviv 67021
ISRAEL

Eytan Epstein, Esq.
c/o Epstein, Chomsky, Osnat & Co. Law Offices
20 Lincoln Street, Rubinstein House
Tel Aviv 67134
ISRAEL

Gentlemen,

Re: Escrow Services

In connection with that certain letter dated January 16, 2006 (the "**Agreement**") by and among Monumental Marketing, Inc. ("**MM**"), T.A.G Engineering Ltd. ("**TAG**") and Yehuda Meller ("**Meller**"), this letter agreement requests that you act as joint trustees of MM, TAG and Meller (together, the "**Beneficiaries**") in connection with certain matters as specified in this letter agreement, and sets forth all the instructions necessary for such position. By signing this letter agreement you shall indicate your acceptance to the offer, thus turning this letter agreement into a binding agreement between you and the undersigned. For purposes of convenience, the undersigned will be collectively referred to as "we" or the "Beneficiaries", and you will be referred to as the "Trustees" or "you".

1. Scope of Escrow. Following execution of this letter agreement by all parties hereto, (a) Meller shall transfer and convey to you a patent assignment deed (the "**Assignment Deed**"), and (b) MM shall ransfer and convey to you, a release of pledge form (the "**Release Form**"); (both documents shall herein be referred to as the "**Trust Documents**"). The Trust Documents shall be held by you in escrow and trust for the benefit of the Beneficiaries, handled and released in accordance with the terms and conditions set forth in this letter agreement.

2. Transfer and Holding Instructions. You shall keep in trust the Trust Documents and release them only in accordance with the provisions of this letter agreement.

3. Release of the Trust Documents.

3.1. The Trust Documents shall be kept in escrow until the receipt of a written instruction, signed by all Beneficiaries, identifying the designated recipient thereof.

3.2. In the event that the condition set forth in Section 3.1 above is not met by April 30, 2006, you shall immediately inform MM that you intend to release and transfer the Trust Documents back to Meller. Within 15 days from receipt of such notice by MM, you shall release and transfer the Trust Documents back to Meller unless during this period MM delivers to you a written statement signed by the Chief Executive Officer of MM, or its subsidiary, stating that either: (i) it has entered into an agreement with Meller and TAG to purchase the Product (as defined in the Agreement), and a duly signed copy thereof is attached to the letter; or (ii) it objects to the transfer of the Trust Documents back to Meller for specified detailed reason (the "**Rejection Notice**"). Promptly upon receiving such Rejection Notice, the Trustee shall notify Meller of its receipt, and both the Assignment Deed and the Release Form shall remain in escrow with the Trustee until the receipt of either a written instruction pursuant to section 3.1 above, or receipt by the Trustee of an order by a competent court pertaining thereto.

4. Rights in the Assignment Deed. You shall be regarded at all times as a mere trustee with respect to the holding of the Assignment Deed and, in such capacity, you shall have no beneficial right, title or interest in the Assignment Deed.

5. Representation.

5.1. Haim Karo is hereby appointed by MM and Meller is hereby appointed by TAG and Meller, as their sole proxy and representative vis-à-vis the Trustee, with respect to any and all notices, instructions, requirements, requests and other actions which may be taken by the Beneficiaries in accordance with this letter agreement (the "**Representatives**"). Any and all references in this letter agreement to any action which is to, or may be, be taken by the Beneficiaries shall be taken only by their respective Representatives.

The Beneficiaries hereby agree among themselves that any and all decisions regarding any of the issues covered under this letter agreement shall be determined by a unanimous decision of the Beneficiaries. Written notice to the Representatives signed by the applicable Beneficiary(ies) shall be valid and deemed as a notice made by the Beneficiary(ies).

5.2. By written notice signed by the applicable Beneficiary(ies), you may be advised of the replacement of the current Representative by any other person, who shall, as of the date of his appointment, serve as the sole and only Representative of the applicable Beneficiary(ies), for any and all purposes under this letter agreement.

5.3. At all times, during the term of this letter agreement, a Representative must be appointed and acting. In the event that, notwithstanding the aforesaid, at any time there shall be no appointed or acting Representative, you shall not be required to accept any notices, instructions, requirements and requests from the Beneficiaries directly.

6. Trustee's Consideration; Reimbursement of Trustee.

6.1. You shall be entitled to consideration for the services provided by you under this letter agreement in accordance with the prevailing legal fees of the Law Firms (as defined in Section 9.1), as they may be from time to time. Additionally, you will be reimbursed for any and all costs and expenses you may incur in the performance of your duties, obligations and rights under this letter agreement.

6.2. All parties hereto (except for the Trustee) shall be liable, jointly and severally for payment of all outstanding amounts which may be owed to you from time to time in accordance with this letter agreement.

6.3. You may postpone or refrain, release and transfer of the Assignment Deed until full reimbursement and payment of the above referred to costs and consideration.

7. Trustee's Rights and Obligations; Trustee's Limited Liability.

7.1. ***In connection with the performance of your tasks set forth in this letter agreement, we confirm that you shall not have or incur any liability whatsoever by reason of any act or omission, whether based upon mistake of fact or law, error of judgment, negligence or otherwise, on condition only that the said acts or omissions are not the result of intentional misconduct.*** We will indemnify, defend and hold you harmless from any and all claims, demands, liability, costs and expenses, including reasonable attorney's fees (which may include the Law Firms), incurred by you and arising from or relating to your performance of your duties under this letter agreement. ***No action or claim against you arising under this letter agreement may be instituted more than one (1) year after the event giving rise to such action or claim.***

7.2. We acknowledge and confirm that you are authorized and required at all times to comply with and obey all laws, orders, judgments, decrees, and regulations of any governmental authority, court or tribunal, specifically including any reporting obligations required under applicable laws, and in this regard all parties hereto agree and undertake to furnish the Trustee with any and all information it may require for such purposes. If you so comply, you shall not be liable even if such law, order, judgment, decree, or regulation is subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered

without jurisdiction.

7.3. With respect to any notice, instruction or request which may be furnished to you by any party pursuant to the provisions of this letter agreement, you may act in reliance on any written notice, instruction or request signed by such person, and you may assume the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to you as originals, the conformity to original documents of all copies submitted to you and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

7.4. You are hereby authorized, in the event of any doubt as to your course of action, to so advise in writing the relevant parties hereto, and require that written instructions signed by all such parties be provided to you, and until receipt of such instructions, you are authorized to refrain from taking any action.

7.5. All of the Trustee's duties with respect to management of accounts and reporting are set forth in this letter agreement.

8. Trustee's Resignation or termination.

Upon a prior written notice signed by all parties hereto (excluding the Trustee) of not less than thirty (30) days, you may be terminated as Trustee under this letter agreement. Further, upon a prior written notice signed by you of not less than thirty (30) days, you may notify us of your intention to resign from your position as Trustee hereunder. In either such event, we will promptly agree on your substitute and you will transfer all your rights and obligations hereunder to such new person or entity and cease to be bound by this letter agreement.

9. Legal Counsel of Trustee.

9.1. We acknowledge and confirm that you are represented by Ori Rosen & Co. Law Offices and by Epstein, Chomsky, Osnat & Co. Law Offices, respectively (the "**Law Firms**") in the negotiations of this letter agreement and that you will also be represented by the Law Firms in the performance of this letter agreement by you. . We agree that you are entitled and authorized to continue and be represented by the Law Firms for the performance of this letter agreement by you and in any case of a dispute as to performance of this letter agreement, and that the Law Firm are entitled and authorized to continue to represent MM and Meller, respectively, with respect to all matters, including with respect to the Agreement (except with respect to a dispute as to performance of this letter agreement).

9.2. We acknowledge and confirm that we were given the opportunity to employ the services of other attorneys in connection with this letter agreement and negotiation of its terms.

10. Confidentiality. All parties to this letter agreement shall be required to keep its contents in strict confidentiality, subject to any disclosure which may be required under the provisions of this letter agreement (and specifically any disclosure which may be required by the Trustee when exercising its rights or duties under this letter agreement) or under any applicable law.

11. Notices.

11.1. All notices to be given to the Trustee pursuant to this letter agreement shall be sent in writing to:

Ori Kalechman, esq. c/o Ori Rosen & Co. Law Offices 1 Azrieli Center (round tower) Tel Aviv 67021, Israel	Eytan Epstein, Esq. c/o Epstein, Chomsky, Osnat & Co. Law Offices 20 Lincoln Street, Rubinstein House Tel Aviv 67134, Israel

11.2. All notices to be given to the other parties to this letter agreement shall be sent in writing to such parties at the addresses set forth in **Exhibit A**, as such addresses may be amended from time to time by a written notice pursuant hereto.

11.3. All notices shall be deemed to have been duly given as follows: if hand delivered, on the first business day following delivery; and if mailed, postage prepaid, by registered mail, on the fourth business day following mailing.

12. Miscellaneous. *(a)* This letter agreement constitutes the final, complete and exclusive statement of the terms of the agreement between you and us pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings or agreements. This letter agreement also serves as a binding and enforceable agreement between all parties other than the Trustee and themselves. *(b)* This letter agreement may be signed by the parties hereto in any number of counterparts, each of which shall be deemed an original and enforceable against the persons and entities actually executing such counterpart, and all of which together shall constitute one and the same instrument. This letter agreement may be amended only by the mutual agreement of yourself and the other parties hereto. *(c)* No party hereto may assign any of its rights or obligations under this letter agreement to any third party except with the written consent of all parties hereto. *(d)* This letter agreement does not create, and shall not be construed as creating, any rights enforceable by any person other than the parties hereto. It is specifically made clear that this letter agreement creates neither a contract for the benefit of a third party nor any other right of claim of any person other than the parties hereto. *(e)* This letter agreement shall be governed by the laws of the State of Israel, regardless of its conflict of laws rules. The parties hereto, their successors and assigns, consent to the exclusive jurisdiction of the courts of Tel-Aviv, Israel, in respect to any legal proceeding that may result from a dispute as to the interpretation or breach of any of the terms and conditions of this letter agreement.

Monumental Marketing, Inc.

By: ____________________

Title: C.E.O

Yehuda Meller

By: ____________________

T.A.G Engineering Ltd.

By: T.A.G ENGINEERING LTD.

Title: ____________________

Trustees' Consent:

We agree and accept the above terms, and in witness whereof we have signed below on this 16 day of January, 2006.

____
Ori Kalechman, Esq.

____
Eytan Epstein, Esq.

Escrow Letter Agreement Dated January 16, 2006
By and Among Ori Kalechman, Esq., Eytan Epstein Esq., Monumental Marketing, Inc., T.A.G Engineering Ltd. and Yehuda Meller

Exhibit A: Addresses

Name	*Address*
Monumental Marketing, Inc.	
T.A.G Engineering Ltd.	
Yehuda Meller	